UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2017, InterCloud Systems, Inc. (the “Company”) entered into and closed on an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Redapt SDN, LLC (“Redapt”), a Washington limited liability company. Pursuant to the terms of the Asset Purchase Agreement, the Company agreed to sell, and Redapt agreed to purchase, the assets associated with the Company’s “SDN Essentials” business (the “Business”), including, but not limited to, fixed assets, real property, intellectual property and accounts receivables (collectively, the “Assets”). The Business is engaged in the business of providing, inter alia, IT educational services and networking educational services under the “SDN Essentials” brand.

The purchase price Redapt paid for the Assets included $1,400,000 in cash. In addition, the Asset Purchase Agreement contains a working capital adjustment, payable within 150 days of the closing.

The foregoing description of the Asset Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to, the full text of the Asset Purchase Agreement attached here to as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of May 15, 2017, by and among the Company and Redapt SDN, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: May 22, 2017	By:	/s/ Daniel Sullivan
Daniel Sullivan Chief Accounting Officer

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